Exhibit 10.9

EXECUTION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of September 22, 2017 (this “Amendment”), by and between PennyMac Loan Services, LLC (the “Seller”) and Royal Bank of Canada (the “Buyer”).

RECITALS

Buyer and Seller are parties to that certain (a) Master Repurchase Agreement, dated as of September 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) the related Pricing Side Letter, dated as of September 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.      Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Maximum Purchase Amount” and “Minimum Purchase Amount” and replacing them with the following:

“Maximum Purchase Amount” means ONE HUNDRED THIRTY FIVE MILLION DOLLARS ($135,000,000).

“Minimum Purchase Amount” means FORTY MILLION DOLLARS ($40,000,000).

SECTION 2.      Representations and Warranties with Respect to Purchased Mortgage Loans.  Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting subsection (y) in its entirety and replacing it with the following:

(y)        Appraisal. The Mortgage File contains, as applicable, (i) (x) an appraisal of the related Mortgaged Property which conforms to the standards of Fannie Mae and Freddie Mac applicable to that category of real estate and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac or (y) a duly executed property inspection waiver, fieldwork waiver, or other such similar document, accepted by the applicable Agency, or (ii)  an appraisal or evaluation, of the related Mortgage Property made in accordance with the applicable requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

SECTION 3.      Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1       Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)        this Amendment, executed and delivered by a duly authorized officer of each of the Buyer and the Seller;

(b)        Amendment No. 2 to Pricing Side Letter, executed and delivered by a duly authorized officer of each of the Buyer and the Seller; and

(c)        such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.      Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.

SECTION 5.      Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.      Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together constitutes one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 7.      Severability.  Each provision and agreement herein will be treated as separate and independent from any other provision or agreement herein and will be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.      GOVERNING LAW.  THIS AMENDMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL BANK OF CANADA, as Buyer

By:	/s/ Johnathan King
Name: Johnathan King
Title: Managing Director

Signature Page to Amendment No. 2 to Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 2 to Master Repurchase Agreement